News Release
FOR IMMEDIATE RELEASE

Core & Main Announces Changes to Board of Directors and Executive Chair

ST. LOUIS, March 27, 2026—Core & Main Inc. (NYSE: CNM), a leading specialty distributor dedicated to advancing reliable infrastructure with local service, nationwide, today announced changes to its board of directors and executive chair, effective April 1, 2026, as part of the Company's long-term succession planning.

The board appointed M. Susan Hardwick as a director and as a member of the talent and compensation committee. Ms. Hardwick most recently served as chief executive officer of American Water Works Company, Inc. from 2022 to 2025, and previously served as its chief financial officer from 2019 to 2022. She brings to the board of directors extensive executive leadership experience in the regulated utility industry, with a strong background in finance, capital allocation and strategic transactions.

In connection with Ms. Hardwick’s appointment, the company undertook additional governance transition actions. Specifically, Stephen LeClair retired from his role as executive chair and chair of the board, and James Castellano, previously the company’s lead independent director, was appointed chair of the board. In addition, James Hope was named chair of the audit committee, and Robert Buck was appointed as a member of the audit committee.

“Susan brings valuable leadership experience in the water industry to Core & Main’s board, which will be instrumental as we continue to execute our growth strategy,” said Mark Witkowski, chief executive officer of Core & Main. “Her perspective and experience will further strengthen the board as we advance our strategic priorities.”

“It is an honor to be joining Core & Main’s board of directors,” Hardwick said. “I look forward to contributing my experience in the regulated utility industry to support the company’s continued success.”

“On behalf of the board of Core & Main, I would like to thank Steve for his many years of service to the organization,” Castellano said. “Steve served as CEO and a member of the board from the time Core & Main became an independent company in 2017 through March 2025, and as board chair since 2024. His leadership played an important role in positioning the company for success, and we wish him well in retirement.”

Ms. Hardwick becomes the ninth independent director on Core & Main’s ten-member Board. In addition to Ms. Hardwick, independent directors include Bhavani Amirthalingam, Robert Buck, James Castellano, Dennis Gipson, James Hope, Orvin Kimbrough, Kathleen Mazzarella, and Margaret Newman. Additional information about Core & Main’s board of directors can be found here.

About Core & Main

Based in St. Louis, Core & Main is a leader in advancing reliable infrastructure® with local service, nationwide®. As a specialty distributor with a focus on water, wastewater, storm drainage and fire protection products and related services, Core & Main provides solutions to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets in the United States and Canada. With more than 370 locations, the company provides its customers local expertise backed by a national supply chain. Core & Main’s 5,600 associates are committed to helping their communities thrive with safe and reliable infrastructure. Visit coreandmain.com to learn more.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, all statements other than statements of historical or current facts contained in this press release, including statements relating to our intentions, beliefs, assumptions or current expectations concerning, among other things, our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures, capital allocation and debt service obligations, and the anticipated impact on our business. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations:
Glenn Floyd, 314-995-9108
InvestorRelations@CoreandMain.com

Media Relations:
Patrick Lunsford, 314-789-0726
Media@CoreandMain.com

Core & Main Announces Changes to Board of Directors and Executive Chair